Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Fourth Quarter and Full-Year 2024 Results

Reduced Net Debt Leverage to 1.6x

Increased Quarterly Dividend by 50% from $0.05 Per Share to $0.075 Per Share

Introduces 2025 Guidance

SUSSEX, WI, February 18, 2025 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), a marketing experience company that solves complex marketing challenges for its clients, today reported results for the fourth quarter and fiscal year ended December 31, 2024.

Recent Highlights

•Recognized Net Sales of $2.7 billion in 2024 compared to $3.0 billion in 2023.
•Reported a Net Loss of $51 million or $1.07 Diluted Loss Per Share in 2024 compared to a Net Loss of $55 million or $1.14 Diluted Loss Per Share in 2023.
•Achieved Non-GAAP Adjusted EBITDA of $224 million in 2024 compared to $234 million in 2023 and reported $0.85 Adjusted Diluted Earnings Per Share in 2024 compared to $0.52 in 2023.
•Increased Adjusted EBITDA Margin by 48 basis points to 8.4% in 2024 compared to 7.9% in 2023.
•Delivered $113 million of Net Cash Provided by Operating Activities and $56 million of Free Cash Flow, while also generating $71 million of cash from asset sales in 2024.
•Continued to invest in Company’s proprietary, household-based data stack to drive new revenue streams through expanded audience intelligence and activation services.
•Enhanced brands’ ability to connect with consumers through the launch of At-Home Connect, an intelligent, automated direct mail platform, while continuing to build sales momentum for its In-Store Connect retail media network.
•Progressed on the sale of its European operations to Capmont and expects to complete the sale in early 2025.
•Reduced Net Debt to $350 million and achieved Net Debt Leverage of 1.6x at December 31, 2024, representing a reduction of $684 million or 66% over the past five years as part of a multi-year debt reduction strategy.
•Increased the quarterly dividend by 50% from $0.05 per share to $0.075 per share.
•Introduces 2025 guidance, including using continued strong cash generation to lower Net Debt Leverage to approximately 1.5x.

Joel Quadracci, Chairman, President and Chief Executive Officer of Quad, said: “I am proud of the strategic and financial progress we made in 2024 as we continue to advance our revenue diversification strategy on our path to Net Sales growth, which we estimate in our mid-term outlook will happen between 2027 and 2028. Our full-year 2024 results reflect our disciplined operating performance, including increased profitability margins and continued strong cash generation that we used to further reduce debt despite the expected decrease in sales.

“As we communicated at our 2024 Investor Day in November, we are confident in our vision, the Quad brand and our market positioning for driving future diversified growth. Through our conversations with existing and prospective clients, we continue to win print segment share and gain distinction as a marketing experience, or MX, company with a tailored suite of solutions that is uniquely flexible, scalable and connected. Not only are we able to remove friction from wherever it occurs in the marketing journey, we also optimize media and marketing performance through integration, which improves outcomes for our clients as they move seamlessly across all our services.

“For the modern marketer, nothing matters more than audience data, and we have built a superior household-based data stack for smarter audience intelligence and activation across all online and offline media channels. Anchored in household-centric data, our stack brings unparalleled consistency and elevated insights to audience targeting that includes hundreds of proprietary identifiers related to consumer interests or passions, which help drive deeper, more meaningful consumer engagement and improved business outcomes. We will continue to invest in our industry-differentiating data capability, including AI optimization tools, to drive new revenue streams.

“Our powerful data capability is at the core of our MX Solutions Suite and is enabled by technology to help our clients connect the right message with the right audience at the right time, whether in the home, in-store or online. For example, we recently launched At-Home Connect, which modernizes the direct mail channel with an intelligent, automated platform that connects online engagement and offline impact. Our solution makes it easy for marketers to trigger personalized direct mail based on online consumer interactions or life events – and with the scale, automation and efficiency of digital marketing. Similarly, our In-Store Connect retail media network makes it easy for retailers and brands to make consumer connections where the vast majority of retail sales still happen – in brick-and-mortar stores. We continue to build sales momentum, particularly among mid-market grocery clients, and are currently onboarding our first Midwest-based grocery banner. We look forward to expanding relationships with existing and new retailers and CPG brand marketers in 2025.”

Added Tony Staniak, Chief Financial Officer of Quad: “In 2024, we were pleased to reduce Net Debt Leverage to 1.6x and Net Debt to $350 million, representing a reduction of $684 million or 66% over the past five years as part of a multi-year debt reduction strategy. In addition, our flexible operating model, higher labor productivity and disciplined approach to managing all aspects of our business enabled us to increase our Adjusted EBITDA Margin by 48 basis points in 2024 compared to the prior year. We also continued to be a strong cash generator with $56 million of Free Cash Flow as well as $71 million of cash from asset sales. In 2025, we will shift our capital allocation priorities and use our strong cash generation to (1) amplify our strategic investments in innovation and accelerate our offerings to drive future diversified revenue growth, (2) increase return of capital to shareholders through a 50% higher quarterly dividend and opportunistic share repurchases, and (3) further reduce our debt leverage to approximately 1.5x, which is the low end of our long-term targeted debt leverage range.”

Fourth Quarter 2024 Financial Results

•Net Sales were $708 million in the fourth quarter of 2024, a decrease of 10.1% compared to the same period in 2023 primarily due to lower paper, agency solutions and print sales, including the loss of a large grocery client.
•Net Earnings were $5 million in the fourth quarter of 2024 compared to a Net Loss of $22 million in the same period in 2023. The improvement was primarily due to benefits from increased manufacturing productivity, savings from cost reduction initiatives, lower restructuring, impairment and transaction-related charges, lower depreciation and amortization, and lower interest expense, partially offset by the impact from lower Net Sales.
•Adjusted EBITDA was $63 million in the fourth quarter of 2024 compared to $66 million in the same period in 2023. The decrease was due to lower Net Sales, partially offset by benefits from increased manufacturing productivity and savings from cost reduction initiatives.
•Adjusted Diluted Earnings Per Share was $0.36 in the fourth quarter of 2024, increased from $0.23 in the same period in 2023.

Full-Year 2024 Financial Results

•Net Sales were $2.7 billion in 2024, a decrease of 9.7% compared to 2023 primarily due to lower paper sales and lower print volumes, including the impact from client mix and increased gravure volume that has a lower unit price with a higher profit margin, as well as lower agency solutions sales, including the loss of a large grocery client.
•Net Loss was $51 million in 2024 compared to a Net Loss of $55 million in 2023. The improvement was primarily due to benefits from increased manufacturing productivity, savings from cost reduction initiatives, lower depreciation and amortization, and lower interest expense, partially offset by higher restructuring, impairment and transaction-related charges and the impact from lower Net Sales.
•Adjusted EBITDA was $224 million in 2024, a decrease of $10 million compared to 2023. The decrease was due to lower Net Sales and $11 million of unfavorable foreign exchange impacts in Selling, General and Administrative Expenses, partially offset by benefits from increased manufacturing productivity and savings from cost reduction initiatives.
•Adjusted Diluted Earnings Per Share was $0.85 in 2024, increased from $0.52 in 2023, primarily due to higher Adjusted Net Earnings and the beneficial impact from the Company repurchasing Class A shares. The Company repurchased approximately 11% of its outstanding shares since the second quarter of 2022.
•Net Cash Provided by Operating Activities was $113 million in 2024 compared to $148 million in 2023. Free Cash Flow was $56 million in 2024 compared to $77 million in 2023. The decline in Free Cash Flow was primarily due to a $35 million decrease in Net Cash Provided by Operating Activities mainly driven by reduced working capital benefits, partially offset by a $14 million decrease in capital expenditures.
•Net Debt was $350 million at December 31, 2024, compared to $470 million at December 31, 2023. The Debt Leverage Ratio decreased to 1.6x at December 31, 2024, from 2.0x at December 31, 2023.

Dividend

Quad’s Board of Directors approved an increase in the regular quarterly cash dividend from $0.05 per share, or $0.20 per share on an annualized basis, to $0.075 per share, or $0.30 per share on an annualized basis. The dividend will be payable on March 14, 2025, to shareholders of record as of February 28, 2025.

2025 Guidance

The Company’s full-year 2025 financial guidance excludes the European operations to be divested and is as follows:

Financial Metric	2025 Guidance
Organic Annual Net Sales Change (1)	2% to 6% decline
Full-Year Adjusted EBITDA	$180 million to $220 million
Free Cash Flow	$40 million to $60 million
Capital Expenditures	$65 million to $75 million
Year-End Debt Leverage Ratio (2)	Approximately 1.5x
(1) Organic Annual Net Sales Change excludes the 2024 Net Sales of $153 million from the Company’s European operations.
(2) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Conference Call and Webcast Information

Quad will hold a conference call at 8:30 a.m. ET on Wednesday, February 19, 2025, hosted by Joel Quadracci, Chairman, President and CEO of Quad, and Tony Staniak, Chief Financial Officer of Quad. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad’s website at http://www.quad.com/investor-relations. As part of the conference call, Quad will conduct a question and answer session.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10196048/fe4fe0fce0. Participants will be given a unique PIN to access the call on February 19. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial in on the day of the call as follows:

• U.S. Toll-Free: 1-877-328-5508
• International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until March 19, 2025, accessible as follows:

• U.S. Toll-Free: 1-877-344-7529
• International Toll: 1-412-317-0088
• Replay Access Code: 6443668

About Quad

Quad (NYSE: QUAD) is a marketing experience, or MX, company that helps brands make direct consumer connections, from household to in-store to online. The company does this through its MX Solutions Suite, a comprehensive range of marketing and print services that seamlessly integrate creative, production and media solutions across online and offline channels. Supported by state-of-the-art technology and data-driven intelligence, Quad simplifies the complexities of marketing by removing friction wherever it occurs along the marketing journey. The company tailors its uniquely flexible, scalable and connected solutions to each clients’ objectives, driving cost efficiencies, improving speed-to-market, strengthening marketing effectiveness and delivering value on client investments.

Quad employs more than 12,000 people in 14 countries and serves approximately 2,500 clients including industry leading blue-chip companies that serve both businesses and consumers in multiple industry verticals, with a particular focus on commerce, including retail, consumer packaged goods, and direct-to-consumer; financial services; and health. Quad is ranked among the largest agency companies in the U.S. by Ad Age, buoyed by its full-service media agency, Rise, and creative agency, Betty. Quad is also one of the largest commercial printers in North America, according to Printing Impressions.

For more information about Quad, including its commitment to operating responsibly, intentional innovation and values-driven culture, visit quad.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company, including adapting marketing offerings and business processes as required by new markets and technologies, such as artificial intelligence; the impact of decreasing demand for printing services and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the impact of increases in its operating costs, including the cost and availability of raw materials (such as paper, ink components and other materials), inventory, parts for equipment, labor, fuel and other energy costs and freight rates; the impact of changes in postal rates, service levels or regulations; the impact macroeconomic conditions, including inflation and elevated interest rates, as well as postal rate increases, tariffs, trade restrictions, cost pressures and the price and availability of paper, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the failure to attract and retain qualified talent across the enterprise; the impact of digital media and similar technological changes, including digital substitution by consumers; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of risks associated with the operations outside of the United States (“U.S.”), including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the impact negative publicity could have on our business and brand reputation; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact of significant capital expenditures and investments that may be needed to sustain and grow the Company’s platforms, processes, systems, client and product technology, marketing and talent, to remain technologically and economically competitive, and to adapt to future changes, such as artificial intelligence; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; and the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as non-GAAP), specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense, depreciation and amortization (EBITDA) and restructuring, impairment and transaction-related charges, net. EBITDA Margin and Adjusted EBITDA Margin are defined as either EBITDA or Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes excluding restructuring, impairment and transaction-related charges, net, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies. Reconciliations to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Investor Relations Contact

Don Pontes
Executive Director of Investor Relations
916-532-7074
dwpontes@quad.com

Media Contact

Claire Ho
Director of Corporate Communications
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2024 and 2023
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2024	2023
Net sales	$708.4	$787.9
Cost of sales	549.4	633.1
Selling, general and administrative expenses	96.6	89.5
Depreciation and amortization	23.1	31.1
Restructuring, impairment and transaction-related charges, net	19.6	30.7
Total operating expenses	688.7	784.4
Operating income	19.7	3.5
Interest expense	15.1	19.0
Net pension income	(0.2)	(0.4)
Earnings (loss) before income taxes	4.8	(15.1)
Income tax expense	0.1	6.9
Net earnings (loss)	$4.7	$(22.0)

Earnings (loss) per share
Basic	$0.10	$(0.47)
Diluted	$0.09	$(0.47)

Weighted average number of common shares outstanding
Basic	47.8	47.2
Diluted	51.2	47.2

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2024 and 2023
(in millions, except per share data)

	Year Ended December 31,
	(UNAUDITED)
	2024	2023
Net sales	$2,672.2	$2,957.7
Cost of sales	2,092.2	2,381.2
Selling, general and administrative expenses	356.8	344.5
Depreciation and amortization	102.5	128.8
Restructuring, impairment and transaction-related charges, net	101.5	77.5
Total operating expenses	2,653.0	2,932.0
Operating income	19.2	25.7
Interest expense	64.5	70.0
Net pension income	(0.8)	(1.7)
Loss before income taxes	(44.5)	(42.6)
Income tax expense	6.4	12.8
Net loss	$(50.9)	$(55.4)

Loss per share
Basic and Diluted	$(1.07)	$(1.14)

Weighted average number of common shares outstanding
Basic and Diluted	47.6	48.4

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2024 and 2023
(in millions)

	(UNAUDITED)
	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$29.2	$52.9
Receivables, less allowances for credit losses	273.2	316.2
Inventories	162.4	178.8
Prepaid expenses and other current assets	69.5	39.8
Total current assets	534.3	587.7

Property, plant and equipment—net	499.7	620.6
Operating lease right-of-use assets—net	78.9	96.6
Goodwill	100.3	103.0
Other intangible assets—net	7.2	21.8
Other long-term assets	78.6	80.0
Total assets	$1,299.0	$1,509.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$356.7	$373.6
Other current liabilities	289.2	237.6
Short-term debt and current portion of long-term debt	28.0	151.7
Current portion of finance lease obligations	0.8	2.5
Current portion of operating lease obligations	24.0	25.4
Total current liabilities	698.7	790.8

Long-term debt	349.1	362.5
Finance lease obligations	1.3	6.0
Operating lease obligations	61.4	77.2
Deferred income taxes	3.2	5.1
Other long-term liabilities	135.4	148.6
Total liabilities	1,249.1	1,390.2

Shareholders’ Equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	842.8	842.7
Treasury stock, at cost	(28.0)	(33.1)
Accumulated deficit	(635.1)	(573.9)
Accumulated other comprehensive loss	(131.2)	(117.6)
Total shareholders’ equity	49.9	119.5
Total liabilities and shareholders’ equity	$1,299.0	$1,509.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2024 and 2023
(in millions)

	Year Ended December 31,
	(UNAUDITED)
	2024	2023
OPERATING ACTIVITIES
Net loss	$(50.9)	$(55.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	102.5	128.8
Impairment charges	74.9	25.2
Amortization of debt issuance costs and original issue discount	1.6	2.0
Stock-based compensation	7.3	5.6
Gain on the sale of an investment	(4.1)	—
Gains on the sale or disposal of property, plant and equipment, net	(22.5)	(10.9)
Deferred income taxes	(2.0)	(3.7)
Changes in operating assets and liabilities - net of acquisitions and divestitures	6.1	56.0
Net cash provided by operating activities	112.9	147.6

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(57.2)	(70.8)
Cost investment in unconsolidated entities	(0.2)	(0.7)
Proceeds from the sale of property, plant and equipment	49.1	31.7
Proceeds from the sale of an investment	22.2	—
Loan to an unconsolidated entity	—	(0.6)
Acquisition of a business	—	(1.5)
Other investing activities	(1.2)	(4.5)
Net cash provided by (used in) investing activities	12.7	(46.4)

FINANCING ACTIVITIES
Payments of current and long-term debt	(183.7)	(51.9)
Payments of finance lease obligations	(2.7)	(2.6)
Borrowings on revolving credit facilities	1,458.1	1,437.9
Payments on revolving credit facilities	(1,457.8)	(1,442.6)
Proceeds from issuance of long-term debt	53.1	0.6
Payments of debt issuance costs and financing fees	(4.4)	—
Purchases of treasury stock	—	(12.6)
Equity awards redeemed to pay employees’ tax obligations	(2.1)	(1.7)
Payment of cash dividends	(9.4)	(0.1)
Other financing activities	(0.2)	(0.6)
Net cash used in financing activities	(149.1)	(73.6)

Effect of exchange rates on cash and cash equivalents	(0.2)	0.1

Net increase (decrease) in cash and cash equivalents	(23.7)	27.7

Cash and cash equivalents at beginning of year	52.9	25.2

Cash and cash equivalents at end of year	$29.2	$52.9

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2024 and 2023
(in millions)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges, Net (1)
Three months ended December 31, 2024 (UNAUDITED)
United States Print and Related Services	$627.2	$37.5	$14.6
International	81.2	(4.9)	8.4
Total operating segments	708.4	32.6	23.0
Corporate	—	(12.9)	(3.4)
Total	$708.4	$19.7	$19.6

Three months ended December 31, 2023 (UNAUDITED)
United States Print and Related Services	$700.2	$18.6	$24.5
International	87.7	(1.9)	5.4
Total operating segments	787.9	16.7	29.9
Corporate	—	(13.2)	0.8
Total	$787.9	$3.5	$30.7

Year ended December 31, 2024 (UNAUDITED)
United States Print and Related Services	$2,329.5	$112.8	$42.8
International	342.7	(45.7)	61.9
Total operating segments	2,672.2	67.1	104.7
Corporate	—	(47.9)	(3.2)
Total	$2,672.2	$19.2	$101.5

Year ended December 31, 2023
United States Print and Related Services	$2,554.3	$56.6	$66.3
International	403.4	18.3	9.6
Total operating segments	2,957.7	74.9	75.9
Corporate	—	(49.2)	1.6
Total	$2,957.7	$25.7	$77.5
______________________________
(1)Restructuring, impairment and transaction-related charges, net are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2024 and 2023
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended December 31,
	2024	2023
Net earnings (loss)	$4.7	$(22.0)
Interest expense	15.1	19.0
Income tax expense	0.1	6.9
Depreciation and amortization	23.1	31.1
EBITDA (non-GAAP)	$43.0	$35.0
EBITDA Margin (non-GAAP)	6.1%	4.4%

Restructuring, impairment and transaction-related charges, net (1)	19.6	30.7
Adjusted EBITDA (non-GAAP)	$62.6	$65.7
Adjusted EBITDA Margin (non-GAAP)	8.8%	8.3%
______________________________
(1)Operating results for the three months ended December 31, 2024 and 2023, were affected by the following restructuring, impairment and transaction-related charges, net:

	Three Months Ended December 31,
	2024	2023
Employee termination charges (a)	$11.4	$18.5
Impairment charges (b)	9.0	9.4
Transaction-related charges (income) (c)	(2.4)	3.1
Integration costs (d)	0.1	—
Other restructuring charges (income) (e)	1.5	(0.3)
Restructuring, impairment and transaction-related charges, net	$19.6	$30.7
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction and strategic divestiture activities.
(c)Transaction-related charges (income) consisted of professional service fees related to business acquisition and divestiture activities, as well as adjustments to estimated acquisition consideration.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges (income) primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a $9.2 million gain on the sale of the Merced, California facility during the three months ended December 31, 2023.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2024 and 2023
(in millions, except margin data)
(UNAUDITED)

	Year Ended December 31,
	2024	2023
Net loss	$(50.9)	$(55.4)
Interest expense	64.5	70.0
Income tax expense	6.4	12.8
Depreciation and amortization	102.5	128.8
EBITDA (non-GAAP)	$122.5	$156.2
EBITDA Margin (non-GAAP)	4.6%	5.3%

Restructuring, impairment and transaction-related charges, net (1)	101.5	77.5
Adjusted EBITDA (non-GAAP)	$224.0	$233.7
Adjusted EBITDA Margin (non-GAAP)	8.4%	7.9%
_________________________________
(1)Operating results for the years ended December 31, 2024 and 2023, were affected by the following restructuring, impairment and transaction-related charges, net:

	Year Ended December 31,
	2024	2023
Employee termination charges (a)	$30.5	$35.1
Impairment charges (b)	74.9	25.2
Transaction-related charges (income) (c)	(0.6)	4.2
Integration costs (d)	0.4	1.0
Other restructuring charges (income) (e)	(3.7)	12.0
Restructuring, impairment and transaction-related charges, net	$101.5	$77.5
________________________________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction and strategic divestiture activities, including $57.6 million related to the expected sale of the European operations to reduce the carrying value to its estimated fair value during the year ended December 31, 2024, as well as charges for operating lease right-of-use assets.
(c)Transaction-related charges (income) consisted of professional service fees related to business acquisition and divestiture activities, as well as adjustments to estimated acquisition consideration.
(d)Integration costs were primarily related to the integration of acquired companies.
(e)Other restructuring charges (income) primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a $20.5 million gain on the sale of the Saratoga Springs, New York facility during the year ended December 31, 2024 and a $9.2 million gain on the sale of the Merced, California facility during the year ended December 31, 2023.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2024 and 2023
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2024	2023
Net cash provided by operating activities	$112.9	$147.6

Less: purchases of property, plant and equipment	57.2	70.8

Free Cash Flow (non-GAAP)	$55.7	$76.8

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND DEBT LEVERAGE RATIO
As of December 31, 2024 and 2023
(in millions, except ratio)
(UNAUDITED)

	December 31, 2024		December 31, 2023
Total debt and finance lease obligations on the condensed consolidated balance sheets	$379.2		$522.7
Less: Cash and cash equivalents	29.2		52.9
Net Debt (non-GAAP)	$350.0		$469.8

Divided by: Adjusted EBITDA for the year ended (non-GAAP)	$224.0		$233.7

Debt Leverage Ratio (non-GAAP)	1.56	x	2.01	x

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended December 31, 2024 and 2023
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2024	2023
Earnings (loss) before income taxes	$4.8	$(15.1)

Restructuring, impairment and transaction-related charges, net	19.6	30.7
Adjusted net earnings, before income taxes (non-GAAP)	24.4	15.6

Income tax expense at 25% normalized tax rate	6.1	3.9
Adjusted net earnings (non-GAAP)	$18.3	$11.7

Basic weighted average number of common shares outstanding	47.8	47.2
Plus: effect of dilutive equity incentive instruments (1)	3.4	2.8
Diluted weighted average number of common shares outstanding (non-GAAP)	51.2	50.0

Adjusted diluted earnings per share (non-GAAP) (2)	$0.36	$0.23

Diluted earnings (loss) per share (GAAP)	$0.09	$(0.47)
Restructuring, impairment and transaction-related charges, net per share	0.38	0.61
Income tax expense from condensed consolidated statement of operations per share	—	0.14
Income tax expense at 25% normalized tax rate per share	(0.12)	(0.08)
Effect of dilutive equity incentive instruments	0.01	0.03
Adjusted diluted earnings per share (non-GAAP) (2)	$0.36	$0.23
______________________________
(1)Effect of dilutive equity incentive instruments for the three months ended ended December 31, 2023 is non-GAAP.
(2)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Years Ended December 31, 2024 and 2023
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2024	2023
Loss before income taxes	$(44.5)	$(42.6)

Restructuring, impairment and transaction-related charges, net	101.5	77.5
Adjusted net earnings, before income taxes (non-GAAP)	57.0	34.9

Income tax expense at 25% normalized tax rate	14.3	8.7
Adjusted net earnings (non-GAAP)	$42.7	$26.2

Basic weighted average number of common shares outstanding	47.6	48.4
Plus: effect of dilutive equity incentive instruments (non-GAAP)	2.8	2.3
Diluted weighted average number of common shares outstanding (non-GAAP)	50.4	50.7

Adjusted diluted earnings per share (non-GAAP) (1)	$0.85	$0.52

Diluted loss per share (GAAP)	$(1.07)	$(1.14)
Restructuring, impairment and transaction-related charges, net per share	2.01	1.53
Income tax expense from condensed consolidated statement of operations per share	0.13	0.25
Income tax expense at 25% normalized tax rate per share	(0.28)	(0.17)
Effect of dilutive equity incentive instruments	0.06	0.05
Adjusted diluted earnings per share (non-GAAP) (1)	$0.85	$0.52
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.